[LETTERHEAD OF WILLKIE FARR & GALLAGHER LLP]

March 5, 2010

BlackRock Fundamental Growth Fund, Inc.

100 Bellevue Parkway

Wilmington, DE 19809

Ladies and Gentlemen:

You have requested us, as counsel to the BlackRock Fundamental Growth Fund, Inc. (the “Fund”), a corporation organized under the laws of the State of Maryland, to furnish you with this opinion in connection with the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission on or about March 5, 2010 (the “Registration Statement”), registering Investor A, Investor B, Investor C and BlackRock Shares of common stock, par value $.10 per share, of the Fund (the “Shares”), to be issued pursuant to an Agreement and Plan of Reorganization (the “Agreement”) between the Fund and BlackRock Funds (the “Target Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of its series the BlackRock Capital Appreciation Portfolio (the “Target Fund”). Under the Agreement, the Fund will acquire all of the assets of the Target Fund in exchange for the assumption of substantially all of the liabilities of the Target Fund and the issuance to the Target Fund of the shares of the Fund (the “Shares”) having an aggregate net asset value equal to the value of the assets of the Target Fund acquired by the Fund reduced by the amount of the liabilities of the Target Fund assumed by the Fund.

We have examined the Registration Statement, substantially in the form in which it is to be filed, the Fund’s Articles of Incorporation and By-Laws, resolutions adopted by the Board of Directors of the Fund relating to the authorization of the sale and issuance of the Shares and the approval of the Agreement (the “Resolutions”) and the form of the Agreement to be included in the Proxy Statement/Prospectus included in the Registration Statement. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the materials described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, and that each natural person executing any such document is legally competent to do so. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others, which facts we have not independently verified. We have further assumed that the Agreement will be delivered in substantially the same form as that included in the Registration Statement and that upon such delivery, it will constitute the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms.

BlackRock Fundamental Growth Fund, Inc.

Based upon the foregoing and subject to the assumptions and qualifications herein set forth, we advise you that, subject to the approval of the Agreement by the board of trustees of the Target Trust, and by the shareholders of the Target Fund, we are of the opinion that the Shares have been duly and validly authorized and, when issued under the circumstances contemplated in the Registration Statement and upon the terms set forth in the Agreement, will be legally issued, fully paid and non-assessable.

We hereby consent to the reference to us in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the State of Maryland, we have relied upon the opinion of Miles & Stockbridge P.C. (which is attached hereto).

Very truly yours,

/s/ Willkie Farr & Gallagher LLP